Exhibit 10.6

CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN

AMENDED AND RESTATED,
effective as of January 1, 2010,
except as otherwise specified

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CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE 1: DEFINITIONS		2

ARTICLE 2: ELIGIBILITY AND MEMBERSHIP		11

2.01	Eligibility	11
2.02	Membership	11
2.03	Reemployment of Former Employees and Former Members	12
2.04	Termination of Membership	12
2.05	Year-end Membership List	12
2.06	Automatic Membership	12

ARTICLE 3: CONTRIBUTIONS		14

3.01	Deferred Cash Contributions	14
3.02	Catch-Up Contributions	15
3.03	Automatic Contribution Arrangement	15
3.04	Roth Deferred Cash Contributions	17
3.05	After-Tax Contributions	18
3.06	Limitation on Deferred Cash and After-Tax Contributions	18
3.07	Employer Matching Contributions prior to September 1, 1994	18
3.08	Rollover Contributions	18
3.09	Change in Contributions	20
3.10	Suspension of Contributions	20
3.11	Actual Deferral Percentage Test	21
3.12	Contribution Percentage Test	22
3.13	Additional Discrimination Testing Provisions	23
3.14	Maximum Annual Additions	25
3.15	Return of Contributions	26
3.16	Contributions during Periods of Military Leave	27

ARTICLE 4: INVESTMENT OF CONTRIBUTIONS		29

4.01	Investment Funds	29
4.02	Investment of Members’ Accounts	29
4.03	Responsibility for Investments	29
4.04	Change of Election for Current and Future Contributions	29
4.05	Reallocation of Accounts Among the Funds	30
4.06	Limitations Imposed by Contract	30
4.07	ERISA Section 404(c) Compliance	30

ARTICLE 5: VALUATION OF THE ACCOUNTS		31

5.01	Valuation of Member Accounts	31
5.02	Right to Change Procedures	31

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5.03	Statement of Accounts	31

ARTICLE 6: VESTED PORTION OF ACCOUNTS		32

6.01	Member Account, Deferred Account, Roth Deferred Cash Contribution Account and Rollover Contributions Account	32
6.02	Employer Account	32
6.03	Disposition of Forfeitures	32

ARTICLE 7: WITHDRAWALS WHILE STILL EMPLOYED		34

7.01	Withdrawal of After-Tax Contributions	34
7.02	Withdrawal of Rollover Contributions Account	34
7.03	Withdrawal After Age 59½	34
7.04	Hardship Withdrawal	34
7.05	Procedures and Restrictions	37
7.06	Determination of Vested Portion of Employer Account	37
7.07	Separate Contracts	38
7.08	Active Military Duty Withdrawals	38

ARTICLE 8: LOANS TO MEMBERS		39

8.01	Eligibility	39
8.02	Amount Available	39
8.03	Interest	39
8.04	Security for Loan	39
8.05	Terms	40

ARTICLE 9: DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH		42

9.01	Eligibility	42
9.02	Form of Distribution	42
9.03	Date of Payment of Distribution	42
9.04	Age 70½ Required Distribution	42
9.05	Status of Accounts Pending Distribution	44
9.06	Proof of Death and Right of Beneficiary or Other Person	45
9.07	Distribution Limitation	45
9.08	Direct Rollover of Certain Distributions	45
9.09	Waiver of Notice Period	47
9.10	Worker, Retiree, and Employer Recovery Act of 2008	47

ARTICLE 10: ADMINISTRATION OF PLAN		48

10.01	Appointment of Administrative Committee	48
10.02	Duties of Administrative Committee	48
10.03	Individual Accounts	49
10.04	Meetings	49
10.05	Action of Majority	49
10.06	Compensation and Bonding	49
10.07	Establishment of Rules	49
10.08	Prudent Conduct	50
10.09	Service in More Than One Fiduciary Capacity	50

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10.10	Limitation of Liability	50
10.11	Indemnification	50
10.12	Claims Review Procedure	50
10.13	Named Fiduciary	51

ARTICLE 11: MANAGEMENT OF FUNDS		52

11.01	Trust Agreement	52
11.02	Exclusive Benefit Rule	52
11.03	Investment, Management and Control	52
11.04	Payment of Certain Expenses	52

ARTICLE 12: AMENDMENT, MERGER AND TERMINATION		53

12.01	Amendment of Plan	53
12.02	Merger, Consolidation or Transfer	53
12.03	Additional Participating Employers	53
12.04	Termination of Plan	54

ARTICLE 13: GENERAL PROVISIONS		56

13.01	Nonalienation	56
13.02	Conditions of Employment Not Affected by Plan	56
13.03	Facility of Payment	57
13.04	Information	57
13.05	Top-Heavy Provisions	57
13.06	Written Elections	59
13.07	Construction	59
13.08	Electronic Provision of Notices to Members	60
13.09	Prevention of Escheat	60
13.10	Blackout Periods	60

ARTICLE 14: HURRICANE KATRINA RELIEF		61

14.01	Qualified Individual	61
14.02	Hurricane Katrina Distribution	61
14.03	No Rollover Treatment	62
14.04	Recontributions	62
14.05	Loan Amount	62
14.06	Documentation Requirements	63

APPENDIX A: SPECIAL RULES APPLICABLE TO ACQUIRED ENTITIES		65

PREAMBLE

Curtiss-Wright Corporation (“the Company”) has established the Curtiss-Wright Corporation Savings and Investment Plan (the “Plan”) to assist eligible employees in saving for retirement. The Plan is a continuation of the Curtiss-Wright Corporation Employee Savings Plan and the Curtiss-Wright Corporation Deferred Compensation Plan, which plans were merged effective September 1, 1994 and, as so merged, were renamed the Curtiss-Wright Corporation Savings and Investment Plan. The Plan has since been amended from time to time.

The Plan is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code (the “Code”) that includes a qualified cash or deferred arrangement pursuant to Section 401(k) of the Code.

The Plan was most recently amended and restated in its entirety as of January 1, 2001 (“the January 1, 2001 Restatement”), which restatement also reflected provisions that became effective on dates later than the initial effective date thereof. Subsequent to the January 1, 2001 Restatement, the Plan has been amended to maintain compliance with applicable law and regulations and for other purposes. This Amendment and Restatement of the Plan as of January 1, 2010 incorporates amendments heretofore made to the Plan and makes additional amendments to the Plan. The amendments hereby made to the January 1, 2001 Restatement, as heretofore amended, are effective as of January 1, 2010, except as otherwise specified herein, provided, however, that the effective date of any provision or provisions of the Plan shall, to the extent required by specific provisions of the Plan, the Economic Growth and Tax Relief Reconciliation Act of 2001, (with technical corrections made by the Job Creation and Worker Assistance Act of 2002), the American Jobs Creation Act of 2004, Katrina Emergency Tax Relief Act of 2005, the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Tax Act of 2008 and the Worker, Retiree, and Employer Recovery Act of 2008 or other law, be any such earlier or other effective date required by the Plan, such acts, or such law.

CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN

ARTICLE 1: DEFINITIONS

1.01

“Accounts” means the Employer Account, the Member Account, the Deferred Account, the Catch-Up Account, the Rollover Contributions Account, the Roth Deferred Cash Contribution Account and the Roth Catch-Up Account.

1.02

“Acquired Forfeiture Account” means the account credited with forfeitures transferred to the Plan from defined contribution plans of entities that were acquired by the Employer or an Affiliated Employer.

1.03	“Actual Deferral Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of

(a)

the amount of Deferred Cash Contributions made pursuant to Section 3.01 for a Plan Year and the amount of Roth Deferred Cash Contributions made pursuant to Section 3.04 for a Plan Year (including Deferred Cash Contributions and Roth Deferred Cash Contributions returned to a Highly Compensated Employee under Section 3.01(c) and Deferred Cash Contributions and Roth Deferred Cash Contributions returned to any Employee pursuant to Section 3.01(d)), to

(b)

the Employees’ Statutory Compensation for that entire Plan Year, provided that, upon direction of the Administrative Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member.

The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one percent (0.01%). For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Cash Contributions and Roth Deferred Cash Contributions may be taken into account for a Plan Year only if they:

(a)

relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year but for the deferral election,

	(b)	are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

(c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

1.04

“Administrative Committee” means the person(s) appointed by the Company to act on behalf of the Company as the sponsor and “named fiduciary” (within the meaning of Section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Committee shall be deemed to act solely on behalf of the Company, and not in an individual capacity.

1.05

“Affiliated Employer” means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.31 and 3.14, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.

1.06	“After-Tax Contributions” means amounts contributed pursuant to Section 3.05.

1.07	“Annual Dollar Limit” means $245,000 as adjusted from time to time for cost of living in accordance with Section 401(a)(17)(B) of the Code.

1.08	“Annuity Starting Date” means the first day of the first period for which an amount is paid, as an annuity or in any other form, following a Member’s retirement or termination of employment.

1.09

“Beneficiary” means any person or persons designated by a Member to receive any benefits payable in the event of the Member’s death. However, a married Member’s spouse shall be deemed to be his Beneficiary unless or until he elects another Beneficiary with Spousal Consent. If no Beneficiary designation is in effect at the Member’s death, or if no person or persons so designated survives the Member, the Member’s surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Member.

1.10	“Board of Directors” means the Board of Directors of Curtiss-Wright Corporation.

1.11	“Casual Employee” means an Employee who, under the Employer’s generally applicable payroll and human resources practices,

(a) is hired for an assignment of a limited nature and duration, which shall not exceed 90 days; and

(b) is classified as being in inactive status upon the completion of an assignment, subject to recall for another assignment of limited nature and duration.

1.12	“Catch-Up Account” means the account credited with the Catch-Up Contributions made on a Member’s behalf and earnings on those contributions.

1.13	“Catch-Up Contributions” means amounts contributed to the Plan that satisfy the requirements of Section 3.02.

1.14	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.15

“Compensation” means the total of an Employee’s compensation paid by the Employer during any Plan Year prior to any reduction for deferred compensation under Section 401(k) of the Code, or pursuant to a cafeteria plan under Section 125 of the Code, or pursuant to a qualified transportation fringe under Section 132(f) of the Code.

Compensation shall not include: (i) relocation allowances; (ii) severance pay; (iii) any kind of stock payment; (iv) additional compensation granted in connection with “away from original home assignments”; or (v) imputed value of group life insurance premiums under Section 79 of the Code. Effective January 1, 2009, Compensation shall also include “differential wage payments” pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

Compensation shall not exceed the Annual Dollar Limit.

1.16	“Contribution Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of

(a) the sum of the Employee’s After-Tax Contributions and Matching Contributions for that Plan Year, to

(b)

his Statutory Compensation for that entire Plan Year; provided that, upon direction of the Administrative Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member.

The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one percent (0.01%).

1.17	“Deferred Account” means the account credited with the Deferred Cash Contributions made on a Member’s behalf and earnings on those contributions.

1.18	“Deferred Cash Contributions” means amounts contributed pursuant to Section 3.01.

1.19	“Automatic Deferred Cash Contributions” means amounts contributed pursuant to Section 3.03.

1.20

“Disability” means total and permanent disability. A Member shall be deemed to be totally and permanently disabled when, on the basis of medical evidence satisfactory to the Administrative Committee, he is found to be wholly and permanently prevented from engaging in any occupation or employment for wages or profit as a result of bodily injury or disease, either occupationally or nonoccupationally caused, but not as a result of bodily injury or disease which originated from service in the Armed Forces of any country.

1.21

“Earnings” means the amount of income to be returned with any excess deferrals, excess contributions, or excess aggregate contributions under Section 3.01, 3.11 or 3.12. Income on excess deferrals and excess contributions shall be determined (a) by multiplying allocable gain or loss on the Deferred Account and Roth Deferred Cash Contribution Account (excluding Catch-Up Contributions, Roth Catch-Up Contributions and income attributable to Catch-Up Contributions and Roth Catch-Up Contributions) for the Plan Year by a fraction, the numerator of which is the excess deferrals or excess contributions, as the case may be, for the Plan Year and the denominator of which is the sum of the balances of the Deferred Account and the Roth Deferred Cash Contribution Account at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year, and (b) by adding to the amount determined under clause (a) 10 percent of the amount determined under clause (a) for Plan Years beginning prior to January 1, 2008, multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if the distribution occurs after the 15th day of the month. Income on excess aggregate contributions shall be determined in a similar manner by substituting the sum of the allocable gain or loss on the Employer Account and Member Account for the Deferred Account and Roth Deferred Cash Contribution Account, and the excess aggregate contributions for the excess deferrals and excess contributions in the preceding sentence.

1.22

“Effective Date.” The Effective Date of the Plan is July 1, 1982. The Effective Date of this amendment and restatement of the Plan is January 1, 2010, except as otherwise provided herein, or as required by applicable law.

1.23

“Employee” means a person employed by the Employer who receives stated compensation other than a pension, severance pay, retainer, or fee under contract; however, the term “Employee” excludes any non-resident alien, any Leased Employee, and any person who is included in a unit of employees covered by a collective bargaining agreement that does not provide for his membership in the Plan. Any person deemed to be an independent contractor by any Employer and paid by the Employer in accordance with its practices for the payment of independent contractors, including the provision of tax reporting on Internal Revenue Service Form 1099, shall be excluded from the definition of Employee for all purposes under the Plan, notwithstanding any subsequent reclassification of such person for any purpose under the Code, whether agreed to by the Employer or adjudicated under applicable law.

The term “employee” as used in this Plan, means any individual who is employed by the Employer or an Affiliated Employer as a common law employee of the Employer or Affiliated Employer, regardless of whether the individual is an “Employee” and any Leased Employee.

1.24

“Employer” means Curtiss-Wright Corporation or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 12.03, with respect to its employees.

1.25	“Employer Account” means the account credited with Matching Contributions and earnings on those contributions.

1.26	“Enrollment Date” means the Effective Date and the first day of any payroll period following that date.

1.27	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.28	“Fund” or “Investment Fund” means the fund or funds in which contributions to the Plan are invested in accordance with Article 4.

1.29	“Highly Compensated Employee” means for a Plan Year any employee of the Employer or an Affiliated Employer (whether or not eligible for membership in the Plan) who:

(a) was a 5 percent owner of the Employer (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

(b)

for the preceding Plan Year received Statutory Compensation in excess of $110,000, and was among the highest 20 percent of employees of the Employer for the preceding Plan Year when ranked by Statutory Compensation paid for that year, excluding, for the purpose of such determination, employees described in Section 414(q)(5) of the Code. The $110,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q)(1) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The Employer’s top-paid group election as set forth in subsection (b) shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers for which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements.

The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.30	“Hour of Service” means, with respect to any applicable computation period,

(a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;

(b)

each hour for which the employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and

(c)

each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws.

Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).

1.31

“Leased Employee” means any person (other than a common law employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Employer. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan.

1.32

“Matching Contributions” means amounts contributed pursuant to Section 3.07 prior to September 1, 1994, at which time Matching Contributions ceased. The term Matching Contributions shall also refer to amounts transferred to the Plan in a transaction described in Section 12.02 that had been accounted for as matching contributions under the terms of the transferor plan.

1.33	“Member” means any person included in the membership of the Plan as provided in Article 2.

1.34	“Covered Member” means any eligible Employee who is covered by the Automatic Contribution Arrangement under Section 3.03.

1.35	“Member Account” means the account credited with the After-Tax Contributions and earnings on those contributions.

1.36	“Nonhighly Compensated Employee” means for any Plan Year an employee of the Employer or an Affiliated Employer who is not a Highly Compensated Employee for that Plan Year.

1.37

“Plan” means the Curtiss-Wright Corporation Savings and Investment Plan as set forth in this document or as amended from time to time. The Plan is a continuation of the Curtiss-Wright Corporation Employee Savings Plan and the Curtiss-Wright Corporation Deferred Compensation Plan, which plans were merged effective September 1, 1994.

1.38	“Plan Year” means the 12-month period beginning on any January 1.

1.39

“Rollover Contributions Account” means, except as provided below, the account credited with Rollover Contributions made by a Member and earnings on those contributions. Before-tax amounts rolled over from an eligible deferred compensation plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state shall be accounted for separately within the Rollover Contributions Account. Beginning January 1, 2010, amounts attributable to Roth Deferred Cash Contributions directly rolled over from a plan qualified under Section 401(a) of the Code shall be credited to a Member’s Roth Deferred Cash Contribution Account.

1.40	“Rollover Contributions” mean amounts contributed pursuant to Section 3.08.

1.41	“Roth Catch-Up Account” means the account credited with the Roth Catch-Up Contributions made on a Member’s behalf and earnings on those contributions.

1.42

“Roth Catch-Up Contributions” means amounts contributed pursuant to Section 3.04 that are (a) designated irrevocably by the Member at the time the election is made as a Roth Catch-Up Contribution that is being made in lieu of all or a portion of the Catch-Up Contributions the Member is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Member’s income at the time the Member would have received that amount in cash if the Member had not made an election.

1.43	“Roth Deferred Cash Contribution Account” means the account credited with the Roth Deferred Cash Contributions made on a Member’s behalf and earnings on those contributions.

1.44

“Roth Deferred Cash Contributions” means amounts contributed pursuant to Section 3.04 that are (a) designated irrevocably by the Member at the time the election is made as a Roth Deferred Cash Contribution that is being made in lieu of all or a portion of the Deferred Cash Contributions the Member is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Member’s income at the time the Member would have received that amount in cash if the Member had not made an election.

1.45	“Severance Date” means, solely for purposes of determining an employee’s Vesting Service under Section 1.54, the earlier of:

	(a)	the date an employee quits, retires, is discharged or dies, or

	(b)	the first anniversary of the date on which an employee is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence.

1.46

“Spousal Consent” means the written consent of a Member’s spouse to the Member’s election of a specified form of benefit or designation of a specified Beneficiary. The spouse’s consent shall be witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Member’s election. The requirement for spousal consent may be waived by the Administrative Committee if it believes there is no spouse, or the spouse cannot be located, or because of such other circumstances as may be established by applicable law.

1.47

“Statutory Compensation” means wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliated Employer, including by way of example, overtime, bonuses, and commissions, but excluding deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. For purposes of determining Highly Compensated Employees under Section 1.29 and key employees under Section 13.05(a)(iii), Statutory Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 132(f), 402(e)(3), 402(h), or 403(b) of the Code. For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Administrative Committee directs otherwise for a particular Plan Year. Effective for Plan Years and limitation years (as defined in Section 3.14(a)) beginning on and after July 1, 2007, Statutory Compensation shall not exceed the Annual Dollar Limit.

1.48	“Subsidiary” means any corporation controlled by Curtiss-Wright Corporation or by another subsidiary of Curtiss-Wright Corporation.

1.49	“Temporary Employee” means an Employee who, under the Employer’s generally applicable payroll and human resources practices,

	(a)	is hired for a specific assignment of limited scope that will have a duration of at least 90 days; and

	(b)	is hired subject to the condition that he will be terminated upon completion of such specific assignment.

1.50

“Trust” or “Trust Fund” means the fund established by the Board of Directors as part of the Plan into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.

1.51	“Trustee” means the trustee or trustees holding the funds of the Plan as provided in Article 11.

1.52	“Valuation Date” means the last business day of each calendar month or such more frequent dates as the Administrative Committee shall establish.

1.53	“Vested Portion” means the portion of the Accounts in which the Member has a nonforfeitable interest as provided in Article 6 or, if applicable, Section 13.05.

1.54

“Vesting Service” means, with respect to any employee, his period of employment with the Employer or any Affiliated Employer, whether or not as an Employee, beginning on the date he first completes an Hour of Service and ending on his Severance Date, provided that:

(a)

if his employment terminates and he is reemployed within one year of the earlier of (i) his date of termination or (ii) the first day of an absence from service immediately preceding his date of termination, the period between his Severance Date and his date of reemployment shall be included in his Vesting Service;

(b)

if he is absent from the service of the Employer or any Affiliated Employer because of service in the Armed Forces of the United States and he returns to service with the Employer or an Affiliated Employer having applied to return while his reemployment rights were protected by law, the absence shall be included in his Vesting Service;

(c)

if he is on a leave of absence approved by the Employer, under rules uniformly applicable to all Employees similarly situated, the Employer may authorize the inclusion in his Vesting Service of any portion of that period of leave which is not included in his Vesting Service under (a) or (b) above; and

(d) if his employment terminates and he is reemployed, his Vesting Service after reemployment shall be aggregated with his previous period or periods of Vesting Service.

1.55

“Year of Eligibility Service” means, with respect to any employee, the 12-month period of employment with the Employer or any Affiliated Employer, whether or not as an Employee, beginning on the date he first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date, in which he first completes at least 1,000 Hours of Service.

ARTICLE 2: ELIGIBILITY AND MEMBERSHIP

2.01	Eligibility

(a)

Except as otherwise provided in this Section, each Employee shall be eligible to become a Member on any Enrollment Date coinciding with or following the date he completes one Year of Eligibility Service.

	(b)	Employees who were formerly employed by entities that were acquired by the Employer shall be subject to the special eligibility rules set forth in Appendix A.

(c)

Effective June 1, 2000, and notwithstanding the provisions of Section 2.01(a), an Employee who is employed by the Enertech Engineering Services unit of Curtiss-Wright Flow Control Corporation shall be eligible to become a Member on any Enrollment Date following the date on which he first performs an Hour of Service.

(d)

Effective as of January 1, 2003, and notwithstanding the provisions of Section 2.01(a), but subject to Appendix A, each Employee shall be eligible to become a Member as of any Enrollment Date following the date on which he became an Employee, provided that he is scheduled to complete (or, if later, actually completes) at least 1,000 Hours of Service in a Plan Year, and provided, further, however, that the foregoing proviso shall not be applicable to a Temporary Employee who is employed by the Enertech Engineering Services unit of Curtiss-Wright Flow Control Corporation. In no event shall a Casual Employee be eligible to become a Member.

2.02	Membership

An eligible Employee shall become a Member on the first Enrollment Date after the date he files a form or forms prescribed by the Administrative Committee or its designee on which he meets all of the following requirements:

	(a)	designates the percentage of Compensation he wishes to contribute to the Plan under Section 3.05 or makes the election described in Section 3.01, 3.02, or 3.04, or any combination thereof.;

	(b)	authorizes the Employer to make regular payroll deductions or to reduce his Compensation, or both;

	(c)	names a Beneficiary; and

	(d)	makes an investment election.

2.03	Reemployment of Former Employees and Former Members

Any person reemployed by the Employer as an Employee, who was previously a Member or who was previously eligible to become a Member, shall become a Member upon the filing of a form in accordance with Section 2.02. Any person reemployed by the Employer as an Employee, who was not previously eligible to become a Member, shall become a Member upon completing the eligibility requirements described in Section 2.01 and filing the appropriate form or forms in accordance with Section 2.02.

2.04	Termination of Membership

A Member’s membership shall terminate on the date he is no longer employed by the Employer or any Affiliated Employer unless the Member is entitled to benefits under the Plan, in which event his membership shall terminate when those benefits are distributed to him.

2.05	Year-end Membership List

On or before September 30th of each Plan Year, at the Administrative Committee’s request, the Employer shall transmit to the Administrative Committee a list of the Members as of December 31st of the previous year which list shall be in such form and shall contain such information as the Administrative Committee may request.

2.06	Automatic Membership

(a)

Notwithstanding any provision of the Plan to the contrary, any eligible Employee (as provided under Section 2.01(d)), and unless otherwise excluded under paragraph 2.06(c), whose date of hire, rehire or acquisition is on or after January 1, 2009 and who has not made an affirmative election to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a Covered Member on the first Enrollment Date which is on or about 45 days after his date of hire, rehire or acquisition, or the date he actually completes 1,000 hours (if applicable, pursuant to Section 2.01(d).

(b)

Notwithstanding any provision of the Plan to the contrary, any eligible Employee whose date of hire, rehire or acquisition is on or before December 31, 2008 and who has not affirmatively elected to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a Covered Member on the first Enrollment Date which is on or about 45 days after January 1, 2010.

(c)	(i)	Notwithstanding any provision of the Plan to contrary, any employee of Curtiss-Wright Controls is not eligible to become a Covered Member under (b) above.

(ii)

Notwithstanding any provision of the Plan to the contrary, any eligible Employee who is employed by Metal Improvement Company whose date of hire, rehire or acquisition is on or after January 1, 2010 and who has not made an affirmative election to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a

Covered Member on the first Enrollment Date which is on or about 45 days after his date of hire, rehire or acquisition, or the date he actually completes 1,000 hours (if applicable, pursuant to Section 2.01(d). Any eligible Employee who is employed by Metal Improvement Company whose date of hire, rehire or acquisition is before January 1, 2010 shall not be eligible to become a Covered Member.

ARTICLE 3: CONTRIBUTIONS

3.01	Deferred Cash Contributions

(a)

A Member may elect on his application filed under Section 2.02 to reduce his Compensation payable while a Member by at least 0.5% and not more than the contribution permitted by law, in multiples of 0.5%, and have that amount contributed to the Plan by the Employer as Deferred Cash Contributions. Deferred Cash Contributions shall be further limited as provided below and in Sections 3.11, 3.13 and 3.14. Any Deferred Cash Contributions shall be paid to the Trustee as soon as practicable.

(b)

In no event shall the Member’s Deferred Cash Contributions and similar contributions made on his behalf by the Employer or an Affiliated Employer to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed: the amount in effect for such calendar year under Section 402(g)(1) of the Code, as adjusted, if applicable, in accordance with Section 402(g)(4) of the Code.

If a Member’s Deferred Cash Contributions in a calendar year reach the dollar limitation applicable for that year, his election of Deferred Cash Contributions for the remainder of the calendar year will be canceled. Each Member affected by this paragraph (b) may elect to change or suspend the rate at which he makes After-Tax Contributions. As of the first pay period of the calendar year following such cancellation, the Member’s election of Deferred Cash Contributions shall again become effective in accordance with his previous election, unless the Member elects otherwise in accordance with Section 3.09.

(c)

In the event that the sum of the Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Member shall be deemed to have elected a return of Deferred Cash Contributions in excess of such limit (“excess deferrals”) from this Plan. The excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Member under Section 3.11 for that calendar year.

(d)

If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his Deferred Cash Contributions exceed the dollar limitation under Section 3.01(b) for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Administrative Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Member under Section 3.11 for that calendar year.

3.02	Catch-Up Contributions

A Member who satisfies the requirements of subsection (a) for a Plan Year may elect, in accordance with subsection (b), to reduce his Compensation and to have the amount by which his Compensation is so reduced contributed to the Plan by his Employer as a Catch-Up Contribution, provided, however, that such Catch-Up Contributions shall be subject to the conditions set forth in subsections (c) and (d).

	(a)	A Member satisfies the requirements of this paragraph for a Plan Year if:

(i) his 50th birthday is coincident with or prior to the last day of the Plan Year; and

(ii)

either (A) the Deferred Cash Contributions made on his behalf for the Plan Year have reached the applicable dollar limitation for the calendar year coincident with such Plan Year, as set forth in Section 3.01(b) or (B) his percentage election, as in effect in accordance with Section 3.01(a) is equal to any percentage limitation imposed on such election by the Plan.

	(b)	A Member described in subsection (a) may elect to make Catch-Up Contributions in any percentage from 1% to 25% of his Compensation.

	(c)	Any Catch-Up Contributions shall be paid to the Trustee as soon as practicable and shall be allocated to the Member’s Catch-Up Account.

(d)

Catch-Up Contributions made on a Member’s behalf shall be limited to $5,500, as adjusted in accordance with Section 414(v)(2)(C) of the Code. In no event shall the Member’s Catch-Up Contributions for a Plan Year exceed the excess of his Deferred Cash Contributions for such Plan Year over his Statutory Compensation for such Plan Year.

	(e)	The provisions of this Section shall be subject to the requirements of Section 414(v) of the Code and Regulations thereunder.

3.03	Automatic Contribution Arrangement.

(a)

Effective January 1, 2009, Automatic Deferred Cash Contributions will be made on behalf of Covered Members who do not have an affirmative election in effect regarding Deferred Cash Contributions. The amount of Automatic Deferred Cash Contributions made for a Covered Member each pay period is equal to 3% multiplied by the Covered Member’s Compensation for that pay period.

(b)

A Covered Member will have a reasonable opportunity after receipt of the notice required described in (d) below to make an affirmative election regarding Deferred Cash Contributions (either to have no Deferred Cash Contributions made or to have a different amount of Deferred Cash Contributions made) before Automatic Deferred Cash Contributions are made on the Covered Member’s behalf. Automatic Deferred Cash Contributions being made on behalf of a Covered Member will cease as soon as administratively feasible after the Covered Member makes an affirmative election.

(c)

Automatic Deferred Cash Contributions will be reduced or stopped to meet the limitations under Sections 401(a)(17), 402(g) and 415 of the Code and to satisfy any suspension period required after a hardship distribution.

(d)

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Member a comprehensive notice of the Member’s rights and obligations under this Automatic Contribution Arrangement, written in a manner calculated to be understood by the average Covered Member. If an eligible Employee becomes a Covered Member after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided within a reasonable period of time and in accordance with Section 1.414(w)-1 of the Income Tax Regulations.

The notice must accurately describe:

	(i)	The amount of Automatic Deferred Cash Contributions that will be made on the Covered Member’s behalf in the absence of an affirmative election;

	(ii)	The Covered Member’s right to elect to have no Deferred Cash Contributions made on his behalf or to have a different amount of Deferred Cash Contributions made;

	(iii)	How Automatic Deferred Cash Contributions will be invested in the absence of the investment instructions; and

	(iv)	The Covered Member’s right to make a withdrawal of Automatic Deferred Cash Contributions and the procedures for making such a withdrawal.

(e)

No later than 75 days after the recordkeeper first receives a Covered Member’s Automatic Deferred Cash Contribution, the Covered Member may request a distribution of his Automatic Deferred Cash Contributions. In no event may a Covered Member request a distribution of his Automatic Deferred Cash Contributions later than 90 days after Automatic Deferred Cash Contributions are first withheld from a Covered Member’s pay. No spousal consent is required for such a withdrawal. The amount to be distributed from the Plan upon the Covered Member’s request is equal to the amount of Automatic Deferred Cash Contributions made through the earlier of (i) the pay date for the second payroll period that begins after the Covered Member’s withdrawal request and (ii) the first pay date that occurs after 30 days after the Covered Member’s request, adjusted to reflect any investment gains or losses attributable to those contributions through the date of distribution. Any fee charged to the Covered Member for the withdrawal may not be greater than any other fee charged for a cash distribution. Unless the Covered Member affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Automatic Deferred Cash Contributions made on the Covered Member’s behalf as of the date specified above.

Automatic Deferred Cash Contributions distributed pursuant to this paragraph (e) are not counted towards the dollar limitation on Deferred Cash Contributions contained in Section 402(g) of the Code, nor for the Actual Deferral Percentage test.

3.04	Roth Deferred Cash Contributions

(a)

Effective January 1, 2010, a Member may elect on his application filed under Section 2.02 to irrevocably designate Deferred Cash Contributions (under Section 3.01) and Catch-Up Contributions (under Section 3.02) as Roth Deferred Cash Contributions and Roth Catch-Up Contributions, respectively. Any Roth Deferred Cash Contributions and Roth Catch-Up Contributions shall be invested in one or more Investment Funds, as authorized by the Chairman of the Board of Directors or its designees, subject to (b) below.

(b)

The Plan will maintain a separate record of the amount of Roth Deferred Cash Contributions and Roth Catch-Up Contributions in each Member’s account. Contributions and withdrawals of Roth Deferred Cash Contributions and Roth Catch-Up Contributions will be credited and debited to the Roth Deferred Cash Contribution Account and the Roth Catch-Up Contribution Account maintained for each Member. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Deferred Cash Contribution Account, the Roth Catch-Up Contribution Account and the Member’s other accounts under the Plan.

(c)

No contributions other than Roth Deferred Cash Contributions and properly attributable earnings will be credited to each Member’s Roth Deferred Cash Contributions Account. No contributions other than Roth Catch-Up Contributions and properly attributable earnings will be credited to each Member’s Roth Catch-Up Account.

(d)

Unless specifically stated otherwise, Roth Deferred Cash Contributions will be treated as Deferred Cash Contributions for all purposes under the Plan, including hardship distributions under Section 7.04 and loans under Article 8. Unless specifically stated otherwise, Roth Catch-Up Contributions will be treated as Catch-Up Contributions for all purposes under the Plan.

(e)

In the case of a distribution of excess contributions under Section 3.11, a Highly Compensated Employee may designate the extent to which the excess contribution is composed of Deferred Cash Contributions and Roth Deferred Cash Contributions but only to the extent such types of contributions were made for the year. If the Highly Compensated Employee does not designate which type of contributions are to be distributed, the Plan will distribute Deferred Cash Contributions first.

3.05	After-Tax Contributions

Any Member may make After-Tax Contributions under this Section whether or not he has elected to have Deferred Cash Contributions made on his behalf pursuant to Section 3.01. The amount of After-Tax Contributions shall be at least 0.5% of his Compensation, while a Member, in multiples of 0.5%, to the maximum contribution permitted by law.

The After-Tax Contributions of a Member shall be made through payroll deductions and shall be paid to the Trustee as soon as practicable.

3.06	Limitation on Deferred Cash and After-Tax Contributions

The sum of a Member’s Deferred Cash Contribution election, his Roth Deferred Cash Contribution election and his After-Tax Contribution election, as in effect for any payroll period, shall not exceed 75% of his Compensation, provided, however, that such Deferred Cash Contributions, Roth Deferred Cash Contributions and After-Tax Contributions may be further limited by the Administrative Committee pursuant to Sections 3.11 and 3.12.

3.07	Employer Matching Contributions prior to September 1, 1994

(a)

The Employer contributed, until August 31, 1994, on behalf of each of its Members who elected to make After-Tax Contributions, Matching Contributions in an amount equal to 50% of the first 6% of the After-Tax Contributions made by the Member to the Plan during each payroll period.

(b) From and after September 1, 1994, no Matching Contributions shall be made to the Plan.

3.08	Rollover Contributions

Without regard to any limitations on contributions set forth in this Article 3, the Plan may accept from or on behalf of a Member who is then an Employee, a Rollover Contribution in cash, consisting of any amount, excluding after-tax amounts and amounts received as a spousal beneficiary, previously received (or deemed to be received) by him from an “eligible retirement plan.” Such Rollover Contributions shall be subject to the following:

(a) For purposes of this Section, “eligible retirement plan” means:

(i) a qualified plan described in Section 401(a) of the Code;

(ii) an annuity plan described in Section 403(a) of the Code;

(iii)

an individual retirement account or individual retirement annuity of the Member described in Section 408(a) or 408(b) of the Code which contains only amounts that were originally distributed from a qualified plan described in Section 401(a) or 403(a) of the Code (i.e., a “conduit IRA”);

	(iv)	an annuity contract described in Section 403(b) of the Code;

(v)

an eligible plan under Section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state; and

(vi)

an individual retirement account or individual retirement annuity of the Employee described in Section 408(a) or 408(b) of the Code that may contain amounts other than amounts that were originally distributed from a qualified plan described in Section 401(a) or 403(a) of the Code (i.e., a “traditional IRA”).

(b)	Such Rollover Contribution may be received in either of the following ways:

	(i)	The Plan may accept such amount as a direct rollover of an eligible rollover distribution from an eligible retirement plan; or

	(ii)	The Plan may accept such amount directly from the Member provided such amount:

		(A)	was distributed to the Member by an eligible retirement plan;

		(B)	is received by the Plan on or before the 60th day after the day it was received by the Member; and

		(C)	would otherwise be includible in gross income.

Notwithstanding subparagraph (B) above, the Administrative Committee may accept a Rollover Contribution more than 60 days after the amount was received by the Member provided the Member has received from the Secretary of the Treasury a waiver of the 60-day requirement, pursuant to Section 402(c)(3)(B) of the Code.

Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Member provides evidence satisfactory to the Administrative Committee that such amount qualified for rollover treatment.

Notwithstanding any provision of this section 3.08 to the contrary and subject to the terms of Article 8, in the event an individual who becomes an Employee of an Employer (as defined in Section 1.23) on or after April 17, 2006 and who immediately prior to that date was employed by a business entity acquired by the Company or one of its affiliates (an “Acquired Employee”), and has no more than two loans outstanding under the former 401(k) Plan, the Plan shall accept a direct loan rollover of such outstanding loan notes, provided the loans are not in default as of the date of transfer. Further, in accordance with the rules set forth by the Committee, such individual may not receive a new loan or increase the outstanding loan(s) under the terms of the

Plan until such individual’s rolled over loans have been repaid in full or otherwise distributed to the individual. Under the terms of the Plan, Members may have a maximum of one outstanding loan, unless and only if a Member is an Acquired Employee involved in a trust to trust transfer or a direct loan rollover as mentioned above in which case the Acquired Employee may have a maximum of two outstanding loans until such rolled over loans are repaid in full or distributed to the individual.

Effective January 1, 2010, the Plan will also accept a rollover contribution to a Roth Deferred Cash Contribution Account only if it is a direct rollover from another Roth Deferred Cash Contribution Account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

3.09	Change in Contributions

The percentages of Compensation designated by a Member under Sections 3.01, 3.02, 3.04 and 3.05 shall automatically apply to increases and decreases in his Compensation. A Member may change his election under Sections 3.01, 3.02, 3.04 and 3.05 by giving notice to the Administrative Committee or its designee. The changed percentage shall become effective as soon as administratively practicable following the delivery of such notice.

In addition to the election opportunity for Automatic Contributions under Section 3.03(b), a Covered Member may make a subsequent election to increase or decrease the percentage of Compensation, subject to the terms and conditions provided in the above paragraph.

3.10	Suspension of Contributions

(a)

A Member may suspend his contributions under Section 3.05 and/or revoke his election under Section 3.01, 3.02 or 3.04 at any time by giving notice to the Administrative Committee or its designee. The suspension or revocation shall become effective as soon as administratively practicable following the delivery of such notice.

(b)

A Member who has suspended his contributions under Section 3.05 may elect to have them resumed in accordance with Section 3.05 by giving notice to the Administrative Committee or its designee. A Member who has revoked his election under Section 3.01, 3.02 or 3.04 may elect to resume having his Compensation reduced in accordance with Section 3.01, 3.02 or 3.04 by giving notice to the Administrative Committee or its designee.

(c)

In addition to the election opportunity for Automatic Contributions under Section 3.03(b), a Covered Member may make a subsequent election to revoke the Automatic Contribution Arrangement at any time by giving notice to the Administrative Committee or its designee. Such revocation shall become effective as soon as administratively practicable following the delivery of such notice.

3.11	Actual Deferral Percentage Test

With respect to each Plan Year, the Actual Deferral Percentage for that Plan Year for Highly Compensated Employees who are Members or eligible to become Members for that Plan Year shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year multiplied by 1.25. If the Actual Deferral Percentage for such Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year by more than two percentage points (2%), and such Actual Deferral Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year (or such lesser amount as the Administrative Committee shall determine to satisfy the provisions of Section 3.13).

Notwithstanding the foregoing, the Employer may elect to use the Actual Deferral Percentage for Non-Highly Compensated Employees for the current Plan Year being tested rather than the preceding Plan Year, provided that such election must be evidenced by a Plan amendment that complies with regulations under Section 401(k) of the Code.

The Administrative Committee may implement rules limiting the Deferred Cash Contributions (including Roth Deferred Cash Contributions) which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Administrative Committee determines that the limitation under this Section has been exceeded in any Plan Year, the following provisions shall apply:

(a)

The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the actual deferral percentage test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent (0.01%) of the Member’s Statutory Compensation. The amount of Deferred Cash Contributions (and Roth Deferred Cash Contributions) made by each Highly Compensated Employee in excess of the amount permitted under his revised deferral ratio shall be added together. This total dollar amount of excess contributions (“excess contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

(b)

The Deferred Cash Contributions of the Highly Compensated Employee with the highest dollar amount of Deferred Cash Contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s Deferred Cash Contributions to equal the dollar amount of the Deferred Cash Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferred Cash Contributions or (ii) an amount equal to the total excess contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with Earnings thereon, shall be distributed to him in accordance with the provisions of paragraph (c). In the event a Member has made both Deferred Cash Contributions and Roth Deferred Cash Contributions for the applicable calendar year, the excess deferrals shall be first attributed to the Member’s Deferred Cash Contributions.

(c)

The excess contributions shall first be treated as Catch-Up Contributions, to the extent possible under Section 3.02, or as Roth Catch-Up Contributions, to the extent possible under Section 3.04. Any remaining excess contributions, together with Earnings thereon, allocated to a Member shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions and Roth Deferred Cash Contributions previously returned to the Member under Section 3.01 for that Plan Year.

3.12	Contribution Percentage Test

With respect to each Plan Year, the Contribution Percentage for that Plan Year for Highly Compensated Employees who are Members or eligible to become Members for that Plan Year shall not exceed the Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year multiplied by 1.25. If the Contribution Percentage for such Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly Compensated Employees for that Plan Year may not exceed the Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year by more than two percentage points (2%), and such Contribution Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees for the preceding Plan Year who were Members or eligible to become Members during the preceding Plan Year (or such lesser amount as the Administrative Committee shall determine to satisfy the provisions of Section 3.13).

Notwithstanding the foregoing, the Employer may elect to use the Contribution Percentage for Non-Highly Compensated Employees for the current Plan Year being tested rather than the preceding Plan Year, provided that such election must be evidenced by a Plan amendment that complies with regulations under Section 401(m) of the Code.

The Administrative Committee may implement rules limiting the After-Tax Contributions which may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Administrative Committee determines that the limitation under this Section 3.12 has been exceeded in any Plan Year, the following provisions shall apply:

	(a)	The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent (0.01%) of a Member’s Statutory Compensation. The amount of After-Tax Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his revised actual contribution ratio shall be added together. This total dollar amount of excess contributions (“excess aggregate contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

(b)

The After-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s After-Tax Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with Earnings thereon, shall be distributed to the Member.

(c)

Any payment of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made, and to the extent practicable, any payment shall be made within 2½ months of the close of the Plan Year in which the excess aggregate contributions were made.

3.13	Additional Discrimination Testing Provisions

(a)

If any Highly Compensated Employee is a member of another qualified plan of the Employer or an Affiliated Employer, including an employee stock ownership plan described in Section 4975(e)(7) of the Code but excluding any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Administrative Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee made for the applicable Plan Year under all such plans in applying the limitations of Sections 3.11 and 3.12.

(b)

In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.11 and 3.12 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of

employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (b) only if they have the same plan year.

(c)

The Employer may elect to use Deferred Cash Contributions or Roth Deferred Cash Contributions to satisfy the tests described in Section 3.12, provided that the test described in Section 3.11 is met prior to such election and continues to be met following the Employer’s election to shift the application of those Deferred Cash Contributions or Roth Deferred Cash Contributions from Section 3.11 to Section 3.12 and provided further that the tests described in Sections 3.11 and 3.12 are both performed on either a prior year testing method or a current year testing method.

(d)

The Employer may authorize that special “qualified nonelective contributions” shall be made for a Plan Year, which shall be allocated in such amounts and to such Members, who are Non-Highly Compensated Employees, as the Administrative Committee shall determine, provided such allocation procedure complies with the applicable provisions of Treasury Regulation Section 1.401(k)-2(a)(6). The Administrative Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100% nonforfeitable when made. Qualified nonelective contributions made before January 1, 1989 and earnings credited thereon as of that date may be withdrawn by a Member while in service only under the provisions of Section 7.03. Any qualified nonelective contributions made on or after January 1, 1989 and any earnings credited on any qualified nonelective contributions after such date shall only be available for withdrawal under the provisions of Section 7.03. Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.11 and 3.12 where necessary.

(e)

Notwithstanding any provision of the Plan to the contrary, if employees included in a unit of employees covered by a collective bargaining agreement are participating in the Plan and not more than 2 percent of such employees are Highly Compensated Employees and professionals, then such employees shall be disregarded in applying the provisions of Section 3.11 and 3.12. However, a separate actual deferral percentage test must be performed for the group of collective bargaining employees on the basis that those employees are included in a separate cash-or-deferred arrangement, provided such group contains at least one Highly Compensated Employee.

(f)

If the Employer elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employer may apply the provisions of Sections 3.11 and 3.12 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.14	Maximum Annual Additions

(a)

The annual addition to a Member’s Accounts for any Plan Year, which shall be considered the “limitation year” for purposes of Section 415 of the Code, when added to the Member’s annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount that is equal to the lesser of (i) 100% of his aggregate remuneration for the Plan Year, or (ii) $49,000, as adjusted in accordance with Section 415(d) of the Code.

(b)

For purposes of this Section, the “annual addition” to a Member’s Accounts under this Plan or any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer shall be determined in accordance with (i) and (ii) below:

(i)

The annual addition shall include all of the following amounts that have been allocated to the Member’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Employer or an Affiliated Employer:

			(A)	the total Employer contributions made on the Member’s behalf by the Employer and all Affiliated Employers;

(B)

all Deferred Cash Contributions, Roth Deferred Cash Contributions and After-Tax Contributions, including Deferred Cash Contributions distributed under the provisions of Section 3.11 and After-Tax Contributions distributed under the provisions of Section 3.12;

			(C)	forfeitures, if applicable; and

			(D)	solely for purposes of the dollar limit under clause (ii) of paragraph (a) above, amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Member.

		(ii)	The annual addition shall not include:

			(A)	Rollover Contributions;

			(B)	loan repayments made under Article 8;

			(C)	amounts required to be repaid under Section 6.03 as a condition of the restoration of a Member’s forfeited Employer Account balance;

			(D)	excess deferrals timely distributed from the Plan under Section 3.01(d); and

		(E)	Catch-Up Contributions (including Roth Catch-Up Contributions).

For purposes of this paragraph (b), any Deferred Cash Contributions or Roth Deferred Cash Contributions distributed under Section 3.11 and any After-Tax Contributions distributed under the provisions of Section 3.01, 3.11 or 3.12 shall be included in the annual addition for the year allocated.

(c)

For purposes of this Section, the term “remuneration” with respect to any Member shall mean the wages, salaries, and other amounts paid in respect of such Member by the Employer or an Affiliated Employer for personal services actually rendered, and shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Section 125, 132(f), 402(g), 414(v) or 457 of the Code but shall exclude other deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. Effective January 1, 2008, remuneration shall also include amounts required to be recognized under the provisions of Section 1.415(c)-2(e) of the Treasury regulations. Remuneration shall not exceed the Annual Dollar Limit.

(d)

Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2008, to the extent that the annual additions to a Member’s Accounts exceed the limitation set forth in paragraph (a), corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any subsequent guidance.

3.15	Return of Contributions

(a)

If all or part of the Employer’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(b)

The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c)

In the event that Deferred Cash Contributions made under Section 3.01 (or Roth Deferred Cash Contributions made under Section 3.04) are returned to the Employer in accordance with the provisions of this Section, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferred Cash Contributions and

Roth Deferred Cash Contributions so returned shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Deferred Cash Contributions and Roth Deferred Cash Contributions to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.16	Contributions during Periods of Military Leave

(a)

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified uniformed service duty will be provided in accordance with Section 414(u) of the Code. Without regard to any limitations on contributions set forth in this Article 3, a Member who is reemployed and is credited with Vesting Service under the provisions of Section 1.54(b) because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Deferred Cash Contributions (including Catch-Up Contributions) and/or After-Tax Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Employer throughout such period of absence (“make-up contributions”). On and after January 1, 2010, a Member who elects to make Deferred Cash Contributions and/or Catch-Up Contributions under this paragraph may further elect, pursuant to the provisions of Section 3.04(a), whether those amounts shall be designated as Deferred Cash Contributions or Roth Deferred Cash Contributions. For purposes of determining the amount of make-up contributions a Member may make, his Compensation for the period of absence shall be deemed to be the rate of Compensation he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Member’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Any Deferred Cash Contributions, Catch-Up Contributions, Roth Deferred Cash Contributions, Roth Catch-Up Contributions and/or After-Tax Contributions so determined shall be limited as provided in Sections 3.01, 3.02, 3.04, 3.05, 3.11, and 3.12 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. The make-up contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Member’s termination of employment (unless he is subsequently rehired). The make-up period shall start on the later of: (i) the Member’s date of reemployment, or (ii) the date the Employer notifies the Employee of his rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

(b)

All contributions under this Section, other than make-up Catch-Up Contributions and make-up Roth Catch-Up Contributions made pursuant to this Section and Sections 3.02 and 3.04 respectively, are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.13 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

ARTICLE 4: INVESTMENT OF CONTRIBUTIONS

4.01	Investment Funds

(a)

Members’ Accounts shall be invested in one or more Investment Funds, including BrokerageLink, the self-directed brokerage option offered by Fidelity Brokerage Services, LLC, as authorized by the Chairman of the Board of Directors or his designee.

	(b)	The Trustee may keep such amounts of cash as they, in their sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations specified in the trust agreement.

	(c)	Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the above Funds shall be reinvested in the respective Fund.

4.02	Investment of Members’ Accounts

A Member shall elect to have his Accounts invested in accordance with one of the following options:

(a)	100% in one of the available Investment Funds;

(b)	in more than one Investment Fund allocated in multiples of 1%.

If a Member fails to make an election with respect to the investment of his Accounts, such Member shall be deemed to have elected the investment of his Accounts in the Investment Fund that is intended to provide for stability of principal, or in such other Investment Fund as the Administrative Committee may direct.

4.03	Responsibility for Investments

Each Member is solely responsible for the selection of his investment options. The Trustee, the Administrative Committee, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.04	Change of Election for Current and Future Contributions

A Member may change his investment election under Section 4.02 in multiples of 1% at any time, provided, however, that the Administrative Committee may, from time to time establish a limit on the number of such changes that may be made in a calendar year. The changed investment election shall become effective as soon as administratively practicable, and shall be effective only with respect to subsequent contributions.

4.05	Reallocation of Accounts Among the Funds

Subject to any administrative restrictions determined by the Administrative Committee, a Member may reallocate his investment account in multiples of 1% at any time, provided, however, that the Administrative Committee may, from time to time establish a limit on the number of such changes that may be made in a calendar year. The reallocation election shall become effective as soon as administratively practicable.

4.06	Limitations Imposed by Contract

Notwithstanding anything in this Article to the contrary, any contributions invested in any investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Member under any other provisions of this Plan with respect to such contributions.

4.07	ERISA Section 404(c) Compliance

This Plan is intended to constitute a plan described in Section 404(c) of ERISA.

ARTICLE 5: VALUATION OF THE ACCOUNTS

5.01	Valuation of Member Accounts

	(a)	The Trustee shall value the Funds at least monthly. On each Valuation Date, the Accounts of a Member in each Fund shall equal:

		(i)	the Member’s account balance in his Accounts as of the immediately preceding Valuation Date; less

		(ii)	any distributions from the Member’s Accounts since the immediately preceding Valuation Date; plus

		(iii)	the amount of contributions, if any, made by or on behalf of the Member to that Fund since the immediately preceding Valuation Date; plus

		(iv)	the net earnings or losses, after adjusting for expenses, if any, since the immediately preceding Valuation Date.

(b)

Whenever an event requires a determination of the value of the Member’s Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.

5.02	Right to Change Procedures

The Administrative Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.03	Statement of Accounts

A Member (or, in the event of the death of the Member, a Beneficiary) shall be furnished with a statement setting forth the value of his Accounts, the Vested Portion of his Accounts, and such other information as required under Section 105(a) of ERISA. Such statement shall be furnished in the time and manner prescribed by Section 105(a) of ERISA and related guidance thereto.

ARTICLE 6: VESTED PORTION OF ACCOUNTS

6.01	Member Account, Deferred Account, Roth Deferred Cash Contribution Account and Rollover Contributions Account

A Member shall at all times be 100% vested in, and have a nonforfeitable right to, his Member Account, his Deferred Account, his Catch-Up Account, his Roth Deferred Cash Contribution Account, his Roth Catch-Up Account and his Rollover Contributions Account.

6.02	Employer Account

(a)

As of December 31 of each year prior to January 1, 1995 a Member shall become vested with respect to 25% of the value of the total Matching Contributions made in his behalf for that portion of the year. As of each succeeding December 31, prior to January 1, 1998 such Member shall become vested with respect to an additional 25% of the value of such Matching Contributions until, on December 31 of the third calendar year following the year for which the Matching Contributions were made, such Member shall become vested in 100% of the value of such Matching Contributions made on his behalf. For purposes of this paragraph, the “value of Matching Contributions” shall mean the amount of Matching Contributions adjusted for an allocable share of earnings, losses and expenses in accordance with section 5.01(a)(iv), as of each December 31.

(b)

Notwithstanding the provisions of subsection (a), a Member shall be 100% vested in, and have a nonforfeitable right to, his Employer Account upon death (including death while performing qualified military service, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008), Disability, or the attainment of his 65th birthday.

(c) Employees who were formerly employed by entities that were acquired by the Employer shall be subject to the special vesting rules set forth in Appendix A.

6.03	Disposition of Forfeitures

(a)

Upon termination of employment of a Member who was not fully vested in his Employer Account, the non-vested portion of his Employer Account shall not be forfeited until the Member receives a distribution of the Vested Portion of his Accounts. If the former Member is not reemployed by the Employer or an Affiliated Employer before he receives such a distribution, the non-vested portion of his Employer Account shall be forfeited. Any amounts forfeited pursuant to this subsection shall be applied to reduce Employer contributions or to pay the expenses of the Plan not paid directly by the Employer. If the amount of the Vested Portion of a Member’s Employer Account at the time of his termination of employment is zero and the Member had not at any time made Deferred Cash

Contributions to the Plan, the Member shall be deemed to have received a distribution of such zero vested benefit.

(b)	If an amount of a Member’s Employer Account has been forfeited in accordance with subsection (a) above, that amount shall be subsequently restored to the Member’s Employer Account provided that:

(i) he is reemployed by the Employer or an Affiliated Employer and

(ii)

he repays to the Plan during his period of reemployment and within five years of his date of reemployment an amount in cash equal to the full amount distributed to him from the Plan on account of his termination of employment. Repayment shall be made in one lump sum.

(c)

In the event that any amounts to be restored by the Employer to a Member’s Employer Account have been forfeited under paragraph (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Employer contributions or used to pay expenses of the Plan not paid directly by the Employer, and if any amounts remain to be restored, the Employer shall make a special Employer contribution equal to those amounts.

(d)	A repayment shall be invested in the available Investment Funds as the Member elects at the time of repayment.

(e)	To the extent there are any forfeitures in the Acquired Forfeiture Account, such forfeitures shall be applied to offset Plan expenses under Section 11.04.

ARTICLE 7: WITHDRAWALS WHILE STILL EMPLOYED

7.01	Withdrawal of After-Tax Contributions

A Member may withdraw up to one hundred percent (100%) of the value of his After-Tax Contributions at the time of withdrawal, for any reason that the Member deems to constitute a financial emergency, by providing notice to the Administrative Committee or its designee.

7.02	Withdrawal of Rollover Contributions Account

A Member may withdraw all or any portion of his Rollover Contributions Account at any time by providing notice to the Administrative Committee or its designee.

7.03	Withdrawal After Age 59½

A Member who shall have attained age 59½ as of the effective date of any withdrawal pursuant to this Section may, subject to Section 7.05, elect to withdraw at any time and, in any order of priority he chooses, (a) all or part of his Deferred Account; (b) all or part of his Catch-Up Account; (c) all or part of his Rollover Contributions Account; (d) all or part of the Vested Portion of his Employer Account, (e) all or part of his Member Account; (f) all or part of his Roth Deferred Cash Contribution Account and (g) all or part of his Roth Catch-Up Account. Notwithstanding the foregoing, no withdrawal may be made from the Member’s Roth Deferred Cash Contribution Account or the Member’s Roth Catch-Up Account unless the withdrawal is made after the close of the five-consecutive-calendar-year period that began on the first day of the first calendar year in which the Member made a Roth Deferred Cash Contribution (or a Roth Catch-Up Contribution) to this Plan or to any plan from which a direct rollover of Roth Deferred Cash Contributions was made under the provisions of Section 3.08.

7.04	Hardship Withdrawal

(a)

A Member who has withdrawn the total amount available for withdrawal under the preceding Sections of this Article may, subject to Section 7.05, elect to withdraw not more than once in a Plan Year all or part of the Deferred Cash Contributions (including Catch-Up Contributions, Roth Deferred Cash Contributions and Roth Catch-Up Contributions) made on his behalf to his Deferred Account (his Catch-Up Account, his Roth Deferred Cash Contribution Account and his Roth Catch-Up Account) upon furnishing proof of “Hardship” satisfactory to the Administrative Committee in accordance with the provisions of paragraphs (b) and (c) below.

(b) As a condition for Hardship there must exist with respect to the Member an immediate and heavy need to draw upon his Accounts.

(i) The Administrative Committee shall presume the existence of such immediate and heavy need if the requested withdrawal is on account of any of the following:

(A)

expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

	(B)	costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

(C)

payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Member, his spouse, children or dependents (as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

	(D)	payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence;

	(E)	payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(F)

expenses for the repair of damages to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Member’s adjusted gross income); or

	(G)	Any other circumstance or circumstances that may be prescribed or allowed by the Code, or Treasury Regulations thereunder.

(ii)

The Administrative Committee may determine the existence of immediate and heavy financial need in situations other than those described in (i) above where the Member demonstrates the withdrawal is necessary for such reasons as the Administrative Committee shall determine.

The amount of withdrawal may not be in excess of the amount of the immediate and heavy financial need of the employee to pay any federal, state or local income taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the distribution.

In evaluating the relevant facts and circumstances, the Administrative Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. The Member shall furnish to the Administrative Committee such supporting documents as the Administrative Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Administrative Committee.

(c)

As a condition for Hardship, the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). To demonstrate such necessity, the Member who requests a hardship withdrawal to satisfy a financial need described in (b)(i) above must comply with either (i) or (ii) as follows. The Member who requests a hardship withdrawal to satisfy a financial need described in subsection (b)(ii) must comply with (i) as follows

	(i)	The Member must certify to the Administrative Committee, on such form as the Administrative Committee may prescribe, that the financial need cannot be fully relieved

		(A)	through reimbursement or compensation by insurance or otherwise,

		(B)	by reasonable liquidation of the Member’s assets,

		(C)	by cessation of Deferred Cash Contributions, Catch-Up Contributions, Roth Deferred Cash Contributions, Roth Catch-Up Contributions and After-Tax Contributions; or

(D)

by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the Employer or Affiliated Employers or by borrowing from commercial sources at a reasonable rate in an amount sufficient to satisfy the need.

The actions listed are required to be taken to the extent necessary to relieve the hardship but any action which would have the effect of increasing the hardship need not be taken. For purposes of this clause (i) there shall be attributed to the Member those assets of the Member’s spouse and minor children which are reasonably available to the Member. The Member shall furnish to the Administrative Committee such supporting documents as the Administrative Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Administrative Committee. If, on the basis of the Member’s certification and the supporting documents, the Administrative Committee finds it can reasonably rely on the Member’s certification, then the Administrative Committee shall find that the requested withdrawal is necessary to meet the Member’s financial need.

(ii)

The Member must request, on such form as the Administrative Committee shall prescribe, that the Administrative Committee make its determination of the necessity for the withdrawal solely on the basis of his application. In that event, the Administrative Committee shall make such determination, provided all of the following requirements are met:

		(A)	the Member has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliated Employers,

(B)

the Member is prohibited from making Deferred Cash Contributions, Catch-Up Contributions, Roth Deferred Cash Contributions, Roth Catch-Up Contributions and After-Tax Contributions to the Plan and all other plans of the Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and

(C)

the limitation described in Section 3.01(b) under all plans of the Employer and Affiliated Employers for the calendar year following the year in which the withdrawal is made must be reduced by the Member’s elective deferral made in the calendar year of the distribution for Hardship.

For purposes of clause (B), “all other plans of the Employer and Affiliated Employers” shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans or the mandatory employee contribution portion of a defined benefit plan.

7.05	Procedures and Restrictions

If a loan and a hardship withdrawal are processed as of the Valuation Date, the amount available for the hardship withdrawal will equal the Vested Portion of the Member’s Accounts on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Member’s Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. Subject to the provisions of Section 9.08, all payments to Members under this Article shall be made in cash as soon as practicable.

7.06	Determination of Vested Portion of Employer Account

If a Member is not fully vested in his Employer Account at the time he makes a withdrawal from that Account under this Article 7, as of any subsequent Valuation Date such Member’s Vested Portion of his Employer Account shall be determined in accordance with the following formula:

X = P x (AB+D) - D,

where X is the value of the Member’s Vested Portion of such Account, P is the nonforfeitable percentage at the relevant time, AB is the value of his Employer Account at the relevant time, and D is the amount of the prior distribution from such Account.

7.07	Separate Contracts.

For purposes of Section 72 of the Code, a Member’s Member Account shall constitute a separate contract, the Member’s Roth Deferred Cash Contribution Account shall constitute a separate contract and the remaining amounts in the Plan with respect to a Member shall constitute another separate contract.

7.08	Active Military Duty Withdrawals.

(a)

A Member who is on active military duty for more than 30 days may request a distribution of all or a portion of his Deferred Account, his Catch-Up Account, his Roth Deferred Cash Contributions Account and his Roth Catch-Up Account.

(b)

A Member who takes such a distribution shall be prohibited from making Deferred Cash Contributions, Catch-Up Contributions, Roth Deferred Cash Contributions, Roth Catch-Up Contributions and After-Tax Contributions to the Plan and all other plans of the Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 6 months after receipt of the distribution.

(c)

Any distribution made under this Section shall be subject to the additional tax on early distributions under Section 72(t) of the Code, unless the distribution is a “qualified reservist distribution” as that term is defined under the Heroes Earnings Assistance and Relief Tax Act of 2008.

ARTICLE 8: LOANS TO MEMBERS

8.01	Eligibility

Subject to the following provisions of this Article 8, a Member who is an Employee of the Employer or an Affiliated Employer may borrow, on written application to the Administrative Committee and on approval by the Administrative Committee under such uniform rules as it shall adopt, an amount not in excess of the maximum loan amount determined in accordance with Section 8.02. Notwithstanding the foregoing, the Administrative Committee may, in its sole discretion, deny a loan to a Member who is a director or executive officer (or the equivalent thereof) of the Employer or an Affiliated Employer based on a reasonable concern regarding the legality of the loan under Section 13(k) of the Securities Exchange Act of 1934.

8.02	Amount Available

A Member who is an employee of the Employer or an Affiliated Employer may borrow, on written application to the Administrative Committee and on approval by the Administrative Committee under such uniform rules as it shall adopt, an amount which does not exceed the lesser of:

(i) 50% of the Vested Portion of his Accounts, or

(ii) $50,000 reduced by the highest outstanding balance of loans to the Member from the Plan during the one year period ending on the day before the day the loan is made.

8.03	Interest

Loans from the Plan shall be repaid with interest. For each Plan Year, the interest rate to be charged on loans shall be determined by the Administrative Committee and shall be one percent (1%) percent above the prime rate as reported in the Wall Street Journal as of the first business day of the Plan Year. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

8.04	Security for Loan

The amount of the loan is to be transferred from the Investment Funds in which the Member’s Accounts are invested to a special “Loan Fund” for the Member under the Plan. The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Member. The amount transferred to the Loan Fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Member’s Loan Fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Member’s then effective investment election.

8.05	Terms

	(a)	In addition to such rules and regulations as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:

(i)

An application for a loan by a Member shall be made in writing to the Administrative Committee, whose action in approving or disapproving the application shall be final. The Member shall certify in such application as to the existence and amount of any outstanding loans (including any loans deemed distributed) from any qualified plans maintained by the Employer and all Affiliated Employers.

		(ii)	Each loan shall be evidenced by a promissory note payable to the Plan.

(iii)

The period of repayment for any loan shall be arrived at by mutual agreement between the Administrative Committee and the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Member, in which case that period shall not exceed 15 years, or unless the provisions of subparagraph (iv) provide otherwise.

(iv)

If a Member with an outstanding loan takes an authorized leave of absence without pay or reduced pay that is less than the required loan payments, for reasons other than to enter the uniformed services of the United States, loan payments may be suspended at the request of the Member, for a period of up to 12 months or until the end of the term of the loan, if earlier. Upon a Member’s reemployment from the leave of absence, the Member shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or by reamortizing the loan in substantially level installments over the remaining term of the loan.

(v)

If a Member takes a leave of absence to enter the uniformed services of the United States, loan repayments shall be suspended during the period of leave, upon approval by the Administrative Committee or its designee. Upon the Member’s reemployment from the uniformed services, the period of repayment shall be extended by the number of months of the period of service in the uniformed services or, if greater, the number of months that would remain if the original loan term were five years plus the number of months in the period of absence; provided, however, if the Member incurs a termination of employment and requests a distribution pursuant to Article 9, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article 9. If a Member enters the uniformed services of the United States, the interest rate applicable to the unpaid loan balance during the period of leave shall be reduced to 6%, in accordance with the Servicemembers Civil Relief Act of 2003. Upon a Member’s reemployment from the leave of absence, the Member shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or by reamortizing the loan in substantially level installments over the remaining term of the loan.

(vi)

Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Member and the Administrative Committee in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period.

	(vii)	A loan may be prepaid in full as of any date without penalty.

	(viii)	Only one loan may be outstanding at any given time (unless an acquired employee rolls over outstanding loan balance(s) from his prior Plan, in which case two outstanding loans are permitted).

(b)

If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member’s Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Member’s Deferred Account or Employer Account until such time as a distribution of the Deferred Account or Employer Account could otherwise be made under the Plan.

(c)

Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference, and the Administrative Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.

(d)

To the extent required by law and under such rules as the Administrative Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

ARTICLE 9: DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH

9.01	Eligibility

Upon a Member’s termination of employment, permanent Disability or death, the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

9.02	Form of Distribution

Distribution of the Vested Portion of a Member’s Accounts shall be made to the Member (or to his Beneficiary, in the event of death) in a cash lump sum.

9.03	Date of Payment of Distribution

(a)

Except as otherwise provided in this Article, distribution of the Vested Portion of a Member’s Accounts shall be made as soon as administratively practicable following the later of (i) the Member’s termination of employment or (ii) the 65th anniversary of the Member’s date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs), unless an election is made under paragraph (b) below.

(b)

In lieu of a distribution as described in paragraph (a) above, a Member may, in accordance with such procedures as the Administrative Committee shall prescribe, elect to have the distribution of the Vested Portion of his Accounts made as of any Valuation Date coincident with or following his termination of employment which is before or after the date described in paragraph (a) above, subject to the provisions of Sections 9.04 and 9.07.

(c)

Notwithstanding the provisions of subsections (a) and (b), if the value of the Vested Portion of the Member’s Accounts (including his Rollover Contributions Account) is less than $1,000, a lump sum payment shall automatically be made as soon as administratively practicable following the Member’s termination of employment.

(d)

In the case of the death of a Member before the distribution of his Accounts, the Vested Portion of his Accounts shall be distributed to his Beneficiary as soon as administratively practicable following the Member’s date of death.

9.04	Age 70½ Required Distribution

(a) Notwithstanding any provision of the Plan to the contrary, if a Member is a five percent owner (as defined in Section 416(i) of the Code), distribution of the

Member’s Accounts shall begin no later than the April 1 following the calendar year in which he attains age 70½. No minimum distribution payments under the provisions of Section 401(a)(9) of the Code will be made to a Member during his employment with the Employer or an Affiliated Employer on or after January 1, 1998, if the Member is not a 5 percent owner as defined above. Such Member may, however, elect to receive in-service withdrawals in accordance with the provisions of Article 7 while he remains in service.

(b)

In the event a Member in active service is required to begin receiving payments while in service under the provisions of paragraph (a) above, the Member may elect to receive payments while in service in accordance with option (i) or (ii), as follows:

(i)

A Member may receive one lump sum payment on or before the Member’s required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year; or

(ii)

A Member may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code. With respect to distribution calendar years commencing on and after January 1, 2002, such minimum amount shall be the lesser of:

(A)

the quotient obtained by dividing the Member’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(B)

if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s Accounts by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and the spouse’s birthdays in the distribution calendar year.

An election under this Section shall be made by a Member by giving written notice to the Administrative Committee within the 90-day period prior to his required beginning date. The amount of the withdrawal shall be allocated between the Investment Funds in proportion to the value of the Member’s Accounts as of the date of each withdrawal from which amounts are withdrawn. The commencement of payments under this Section shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11), and 417 of the Code. Upon the Member’s subsequent termination of employment, payment of the Member’s Accounts shall be made in accordance with the provisions of Section 9.02. In the event a Member fails to make an election under this Section, payment shall be made in accordance with clause (ii) above.

	(c)	For purposes of paragraph (b) above, the following definitions apply:

(i)

“Designated beneficiary” means the individual who is designated as the Beneficiary and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury regulations.

(ii)

“Distribution calendar year” means a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year in which the applicable Member in active service attains age 70½.

(iii) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)

“Member’s Accounts” means the balance of the Member’s Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of contributions made and allocated or forfeitures allocated to the Member’s Accounts as of dates in the valuation calendar year after such last Valuation Date and decreased by distributions made in the valuation calendar year after such last Valuation Date. The Member’s Accounts for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

Required minimum distributions will be determined under paragraph (b) above beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

In the event a Member fails to make an election under this Section 9.04, payment shall be made in accordance with clause (b)(i) above.

The amount of the withdrawal shall be allocated among the Investment Funds in proportion to the value of the Member’s Accounts as of the date of each withdrawal. An election under this Section 9.04 shall be made by a Member by giving written notice to the Administrative Committee within the 90-day period prior to his required beginning date. The commencement of payments under this Section 9.04 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Member’s subsequent termination of employment, payment of the Member’s Accounts shall be made in accordance with the provisions of Section 9.02.

9.05	Status of Accounts Pending Distribution

Until distributed under Section 9.03 or 9.04 the Accounts of a Member who is entitled to a distribution shall continue to be invested as part of the funds of the Plan and the Member shall retain investment transfer rights as described in Section 4.05 during the deferral period.

9.06	Proof of Death and Right of Beneficiary or Other Person

The Administrative Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Administrative Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.07	Distribution Limitation

Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Such requirements shall be administered in accordance with the regulations issued under Section 401(a)(9) of the Code, as follows:

(a)

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Treasury Regulations under Section 401(a)(9) that were proposed on January 17, 2001.

(b)

With respect to distributions made for distribution calendar years beginning on and after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were issued April 17, 2002, as prescribed in Section 9.04.

The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

9.08	Direct Rollover of Certain Distributions

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section:

(a) “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

	(ii)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(iii)

after-tax amounts (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such amount is rolled over or transferred (i.e., directly rolled over) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or effective on or after January 1, 2007, a Roth individual retirement account described in Section 408A(b) of the Code, or transferred (i.e., directly rolled over) to:

		(A)	a defined contribution plan qualified under Section 401(a) of the Code;

		(B)	effective on and after January 1, 2007, any qualified plan described in Section 401(a) of the Code; or

		(C)	effective on and after January 1, 2007, an annuity plan described in Section 403(b) of the Code provided that a plan described in subparagraph (A), (B) or (C) above agrees to separately account for such after-tax amount and earnings thereon; and

	(iv)	any in-service withdrawal that is made on account of hardship.

(b)	“Eligible retirement plan” means any of the following types of plans that accept the distributee’s eligible rollover distribution:

	(i)	a qualified plan described in Section 401(a) of the Code;

	(ii)	an annuity plan described in Section 403(a) of the Code;

	(iii)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

	(iv)	an annuity contract described in Section 403(b) of the Code;

(v)

an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

	(vi)	effective January 1, 2008, a Roth individual retirement account described in Section 408A of the Code.

(c)	“Distributee” means an Employee or former Employee. In addition, solely for purposes of paragraph (a) above, the Employee’s or former Employee’s surviving spouse, the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are distributees with regard to the interest of the spouse or former spouse, or a non-spouse Beneficiary; and

	(d)	“Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

Notwithstanding the above, a direct rollover of a distribution from a Roth Deferred Cash Contribution Account will only be made to another Roth Deferred Cash Contribution Account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

9.09	Waiver of Notice Period

If the value of the vested portion of a Member’s Accounts exceeds $1,000, an election by the Member to receive a distribution prior to age 65 shall not be valid unless the written election is made (a) after the Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. Notwithstanding the foregoing sentence, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a)

the Administrative Committee clearly informs the Member that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

	(b)	the Member, after receiving the notice under Sections 411 and 417, affirmatively elects a distribution.

9.10	Worker, Retiree, and Employer Recovery Act of 2008

Notwithstanding any provision of the Plan to the contrary. a Member who has terminated employment and who would, but for the enactment of the Worker, Retiree, and Employer Recovery Act of 2008, be required to take a distribution of the Vested Portion of his Account pursuant to Sections 9.04 and 9.07 during the Plan Year beginning on January 1, 2009, may elect to receive a single lump sum payment of all or a portion of the entire Vested Portion of his Account. Such distribution shall not be considered a minimum distribution payment under Section 401(a)(9) of the Code if made on or before December 31, 2009.

ARTICLE 10: ADMINISTRATION OF PLAN

10.01	Appointment of Administrative Committee

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in an Administrative Committee of not less than three persons appointed from time to time by the Chairman of the Board of Directors or his designee to serve at the pleasure of such President or his designee. Any person who is appointed a member of the Administrative Committee shall signify his acceptance by filing written acceptance with the President or his designee. Any member of the Administrative Committee may resign by delivering his written resignation to the President or his designee. Vacancies shall be filled by the President or his designee.

10.02	Duties of Administrative Committee

The Administrative Committee (or its delegate) may act on the Company’s behalf as the sponsor and “named fiduciary” of the Plan with respect to Plan administrative matters. Acting on behalf of the Company, and subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Committee (or its delegate) has full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

(a)	interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Committee in good faith shall be final and binding;

(b)

adopt Plan amendments that (1) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or the Company or materially change Members’ benefits under the Plan, (2) implement special rules in Section 12.03 for acquisitions, sales, and other dispositions, or (3) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing and will be made according to procedures established by the Administrative Committee;

(c)	review appeals from the denial of benefits;

(d)	change or terminate the existing Investment Fund options offered under the Plan or establish additional Investment Fund options;

(e)	appoint and dismiss Investment Managers (as described by section 3(38) of ERISA) and the Trustee;

(f)	provide guidelines and directions to, and monitor the performance of, Investment Managers and the Trustee; and

(g)	manage the cost and financial aspects of the Plan.

The Administrative Committee may employ, appoint, and dismiss advisors and advisory Administrative Committees as the Administrative Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of its authority and duties to such persons.

10.03	Individual Accounts

The Administrative Committee shall maintain, or cause to be maintained, records showing the interests in the Trust Fund of all Members, former Members or Beneficiaries, and the individual balances in each Member’s Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04	Meetings

The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.05	Action of Majority

Any act which the Plan authorizes or requires the Administrative Committee to do must be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Administrative Committee and shall have the same effect for all purposes as if assented to by all members of the Administrative Committee at the time in office.

10.06	Compensation and Bonding

No member of the Administrative Committee shall receive any compensation from the Plan for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.07	Establishment of Rules

Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Administrative Committee shall have discretionary authority to construe and interpret the Plan (including, but not limited to, determination of an individual’s eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member). The determination of the Administrative Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

10.08	Prudent Conduct

The members of the Administrative Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

10.09	Service in More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

10.10	Limitation of Liability

The Employer, the Board of Directors, the members of the Administrative Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.11	Indemnification

The members of the Administrative Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

10.12	Claims Review Procedure

(a)

Claims for benefits under the Plan shall be filed on forms supplied by the Administrative Committee with Curtiss-Wright Corporation’s Benefits Department. Written notice of the disposition of a claim shall be furnished the claimant within 60 days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can appeal the claim will be provided.

(b)

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit, shall be entitled to request a hearing before the Administrative Committee. Such request, together with a written statement of the claimant’s position, shall be filed with the Administrative Committee no later than 90 days after receipt of the written notification provided for in paragraph (a) above. The Administrative Committee shall schedule an opportunity for a full and fair hearing of the issue within the next 60 days. The decision following such hearing shall be made within 60 days and shall be communicated in writing to the claimant. The decision of the Administrative Committee shall be final and binding upon all parties concerned.

10.13	Named Fiduciary

For purposes of ERISA, Curtiss-Wright Corporation shall be the named fiduciary of the Plan and the Administrative Committee shall be the named administrator of the Plan

ARTICLE 11: MANAGEMENT OF FUNDS

11.01	Trust Agreement

The property resulting from Employer contributions made on behalf of the Member shall either be held as a Trust Fund by a Trustee or Trustee selected by the Board, pursuant to a Trust Agreement entered into between the Trustee or Trustee and the Employer. References in the Plan to Trustee shall be deemed to be applicable with equal force to co-Trustee or successor Trustee who may be so selected. The Board in its discretion may remove the Trustee or Trustee or successor Trustee or Trustee from time to time.

11.02	Exclusive Benefit Rule

All assets of the Plan shall either comprise the Trust Fund and shall be held in trust for use in accordance with the Plan and the Trustee Agreement. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.03	Investment, Management and Control

The Trustee shall invest, reinvest, manage, control and make disbursements from the Trust Fund in accordance with the provisions of this Plan and the Trust Agreement.

11.04	Payment of Certain Expenses

Brokerage fees, commissions, stock transfer taxes and other charges and expenses directly incurred in connection with the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, shall be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

ARTICLE 12: AMENDMENT, MERGER AND TERMINATION

12.01	Amendment of Plan

(a)

The Employer, by action of its Board of Directors taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan.

(b)

Amendments to the Plan that are required because of statute or rulings of a judicial body or are necessitated for administrative purposes, unless such administrative amendments have a material effect on the cost or benefit level of the Plan, shall be made by the Administrative Committee. Effective as of January 1, 2007, amendments to the Plan that reflect acquisitions shall be adopted by the Administrative Committee. All such amendments shall be submitted to the Board of Directors at their meeting following the adoption of such amendments.

(c)

Notwithstanding any provision hereof, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

12.02	Merger, Consolidation or Transfer

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03	Additional Participating Employers

(a)

If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b)

Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Members in the employ of that company, and any unpaid balances of the Accounts of all Members who have separated from the employ of that company, shall be determined by the Administrative Committee. Those funds shall be distributed as provided in Section 12.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Administrative Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Administrative Committee.

12.04	Termination of Plan

(a)

The Employer, by action of its Board of Directors, taken at a meeting described in Section 12.01 or by unanimous written consent, Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Member’s Accounts shall be distributed, as the Administrative Committee shall direct, to him or for his benefit or continued in trust for his benefit.

(b)

Upon termination of the Plan, Deferred Cash Contributions, with earnings thereon, shall only be distributed to Members if (i) neither the Employer nor an Affiliated Employer establishes or maintains a successor defined contribution plan and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code (“ESOP”), a simplified employee pension as defined in Section 408(k) of the Code (“SEP”), a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f)) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed that accepts salary deferrals. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or an Affiliated Employer (other than a plan excluded under the prior sentence) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.

ARTICLE 13: GENERAL PROVISIONS

13.01	Nonalienation

Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

(a)	However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(i)

creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

(ii) is made pursuant to a State domestic relations law,

(iii) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

(iv) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order”, as determined by the Administrative Committee.

Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is less than the applicable cashout amount described in Section 9.03(c) such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds such applicable cashout amount, it may be paid as soon as practicable following the qualification of the order if the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Member’s termination of employment, (ii) the time such amount could be withdrawn under Article 7 or (iii) the Member’s attainment of age 50.

(b)	A Member’s benefit under the Plan shall be offset or reduced by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

(c)

A Member’s benefit under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

13.02	Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

13.03	Facility of Payment

If the Administrative Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Administrative Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

13.04	Information

Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Administrative Committee the information that it shall require to establish his rights and benefits under the Plan.

13.05	Top-Heavy Provisions

	(a)	The following definitions apply to the terms used in this Section:

		(i)	“applicable determination date” means the last day of the later of the first Plan Year or the preceding Plan Year;

		(ii)	“top-heavy ratio” means the ratio of

			(A)	the value of the aggregate of the Accounts under the Plan for key employees to

			(B)	the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(iii)

“key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of an Employer or an Affiliated Employer having Statutory Compensation greater than $160,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of an Employer or an Affiliated Employer, or a 1-percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of an Employer or an Affiliated Employer having Statutory Compensation greater than $150,000. The determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

		(iv)	“non-key employee” means any Employee who is not a key employee;

	(v)	“applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;

(vi)

“required aggregation group” means any other qualified plan(s) of the Employer or an Affiliated Entity in which at least one key employee participates or participating in during the Plan Year containing the applicable determination date or any of the four preceding Plan Years (regardless of whether the plan has terminated) or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(vii)

“permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b)

For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and 416(g)(4)(B) of the Code and Article 5 of this Plan and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. The determination of whether the Plan is top-heavy is subject to the following:

(i)

the Accounts under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Employer’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group;

(ii)

the Accounts for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date;

(iii)

distributions under any plan that terminated within the five-year period ending on the applicable determination date shall be taken into account if such plan contained key employees and, therefore, would have been part of the required aggregation group; and

(iv)

if an individual has not performed services for the Employer or an Affiliated Employer at any time during the one-year period ending on the applicable determination date, such individual’s accounts and the present value of his accrued benefits shall not be taken into account.

(c)	The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:

(i)

In lieu of the vesting requirements specified in Section 6.02, a Member shall be vested in, and have a nonforfeitable right to, his Employer Account upon the completion of three years of Vesting Service, provided that in no event shall the Vested Portion of a Member’s Employer Account be less than the percentage determined under Section 6.02.

(ii)

An additional Employer contribution shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a non-key employee, and who has not severed employment as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Section 3.07 and Appendix A, if applicable, for the Plan Year would otherwise be less than 3% of his Statutory Compensation. However, if the greatest percentage of Statutory Compensation contributed on behalf of a key employee under Sections 3.01, 3.07 and Appendix A, if applicable, for the Plan Year would be less than 3%, that lesser percentage shall be substituted for “3%” in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph (ii), no minimum contribution shall be made under this Plan with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him by any other qualified pension plan of the Employer or an Affiliated Employer.

13.06	Written Elections

Any elections, notifications or designations made by a Member pursuant to the provisions of the Plan shall be made in writing and filed with the Administrative Committee in a time and manner determined by the Administrative Committee under rules uniformly applicable to all employees similarly situated. The Administrative Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by Members under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

13.07	Construction

(a)	The Plan shall be construed, regulated and administered under ERISA and the laws of the State of New Jersey, except where ERISA controls.

(b)	The masculine pronoun shall mean the feminine wherever appropriate.

(c)	The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

13.08	Electronic Provision of Notices to Members

Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Members, Beneficiaries and alternate payees pursuant to the terms of the Plan may, at the direction of the Administrative Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.

13.09	Prevention of Escheat

If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrative Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Administrative Committee or the Employer. If such person has not made written claim therefore within three months of the date of the mailing, the Administrative Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan and the Trust shall have no further liability therefore except that, in the event such person or his beneficiary later notifies the Administrative Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.

13.10	Blackout Periods

Notwithstanding any provision of the Plan to the contrary, when required by administrative reasons, the Administrative Committee may temporarily suspend, limit, or restrict the rights of Members, Beneficiaries or alternate payees (as applicable) to direct or diversify the investment of some or all of their Accounts, to obtain loans from the Plan, and to obtain distributions (including in-service withdrawals) from the Plan. The number and length of such suspensions and the imposition of such limitations or restrictions shall be limited to the greatest extent practicable. Any suspension, limitation, or restriction of rights under this Section shall comply with all applicable law and any guidance issued thereunder and may be imposed only if the Administrative Committee timely provides notice of the suspension, limitation, or restriction of such rights, as required by Section 101 of ERISA, any guidance issued thereunder, and any other applicable law.

ARTICLE 14: HURRICANE KATRINA RELIEF

This Article 14 establishes the provisions applicable to individuals affected by Hurricane Katrina. It is intended that such provisions shall be applied and interpreted in accordance with the provisions of the Katrina Emergency Tax Relief Act of 2005 (“KETRA”) or any subsequent guidance from the Internal Revenue Service or Department of Labor interpreting KETRA.

14.01	Qualified Individual.

(a)

Qualified Individual. A Member whose principal residence on August 28, 2005 was located in one of the Hurricane Katrina designated disaster areas as so designated for purposes of KETRA (the “Affected Areas”) and who sustained an economic loss as a result of Hurricane Katrina.

	(b)	Other Katrina Members. A Member whose place of employment on August 29, 2005 was in the Affected Areas, but not his principal residence.

	(c)	Family Members. Lineal ascendants, lineal descendants, dependents and spouses of Qualified Individuals or of Other Katrina Members.

14.02	Hurricane Katrina Distribution.

(a)

Hurricane Katrina Distribution. A qualified Hurricane Katrina distribution is a distribution made on or after August 25, 2005 and before January 1, 2007, to a Qualified Individual. The amounts available for qualified Hurricane Katrina distributions under the Plan include amounts attributable to Deferred Cash Contributions and Catch-Up Contributions, Qualified Nonelective Contributions, or Qualified Matching Contributions, notwithstanding the fact that a distribution may occur before an otherwise permitted distributable event.

(b)

Amount of Distribution. The aggregate amount of qualified Hurricane Katrina distributions, taken by a Qualified Individual under this Section 14.02(b), shall not exceed $100,000, in the aggregate, from all plans maintained by the Employer (and any member of any controlled group of the Employer which includes the Employer), including the aggregate amount of distributions recharacterized as qualified Hurricane Katrina distributions received by the individual for all prior taxable years.

(c)

Other Distributions. Hardship distributions described in Section 7.04(b) may be made to Plan Members on behalf of Other Katrina Members and Family Members on or after August 29, 2005 and no later than March 31, 2006. Subsections 7.04(c)(ii)(B) and 14.02(b) hereof shall not apply to such distributions. Subsection 14.06 hereof shall apply to such distributions.

14.03	No Rollover Treatment.

Qualified Hurricane Katrina distributions shall not be treated as eligible rollover distributions for purposes of Sections 401(a)(31), 402(f) and 3405 of the Code in regards to the requirements for direct transfer of eligible rollover distributions, tax notice and tax withholding requirements.

14.04	Recontributions.

(a)

Distributions taken from the Plan, received by a Qualified Individual after February 28, 2005 and before August 29, 2005, intended for use to purchase or construct a principal residence in the Affected Areas may be recontributed to this Plan during the period beginning August 25, 2005 and ending on February 28, 2006, provided the residence is not purchased or constructed as a result of the damage caused by Hurricane Katrina. Recontributed amounts shall be treated as Rollover Contributions pursuant to Section 3.08 of the Plan.

(b)

If a Member receives a qualified Hurricane Katrina distribution, the Member may, pursuant to 101(c)(1) of KETRA, at any time during the three-year period beginning on the day after the date on which such distribution was received, make one or more contributions to the Plan in an aggregate amount not to exceed the amount of such distribution. Recontributed amounts shall be treated as Rollover Contributions pursuant to Section 3.08 of the Plan.

14.05	Loan Amount.

(a)

Notwithstanding the otherwise applicable provisions set forth in Section 8.05 of the Plan, Plan loans to Members who are Qualified Individuals that are made after September 23, 2005 and before January 1, 2007, shall not exceed one hundred percent (100%) of the total vested accrued benefits of the Member under the Plan as of the date of the loan. Any such amount may be secured by up to 100% of the Member’s vested Account balance in the Trust Fund. In no event shall the amount of any loan to any such Member exceed $100,000 (reduced by the highest outstanding loan balance during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the day the loan was made). The maximum number of loans outstanding that any Member is permitted to have in accordance with the Member Loan Procedures shall not be increased as a result of the provisions of this subsection.

(b)

Repayment of Loans. A Member who is a Qualified Individual who has outstanding loans on or after August 25, 2005 with respect to which any repayment due date falls during the period beginning August 25, 2005 through December 31, 2006, may have such due date (or dates) delayed for one year. The suspension period shall be disregarded in determining the original five (5) year repayment date (or fifteen (15) year repayment date for principal residence loans). Loan payments must resume as soon as practicable after the end of the suspension period, and the term of the loan shall be extended by the duration of such suspension period. Repayments shall be appropriately adjusted with accrued interest to reflect the delay in the due date(s).

14.06	Documentation Requirements.

The Plan will not be treated as failing to follow procedural requirements for Plan distributions or loans otherwise imposed by the terms of the Plan, when such requirements are disregarded for Katrina related purposes, provided, however, that the Plan Administrator makes a good-faith effort to comply with such requirements. Notwithstanding the foregoing, the Plan Administrator shall make a reasonable attempt to assemble supporting documentation as soon as practical.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by an officer duly authorized on this _______ day of ___________, _______.

CURTISS-WRIGHT CORPORATION

By:

APPENDIX A: SPECIAL RULES APPLICABLE TO ACQUIRED ENTITIES

The provisions of this Appendix A shall apply to Employees who were formerly employed by entities that were acquired by the Employer or an Affiliated Employer and, to the extent specified, to Employees who are employed at such operations or facilities subsequent to the acquisition thereof.

1.	Aviall, Inc.

Each former employee of the Aviall, Inc., Accessory Services Division who became an Employee as of May 21, 1996, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Aviall, Inc.

2.	Alpha Heat Treaters Division of Alpha-Beta Industries, Inc.

Each former employee of the Alpha Heat Treaters Division of Alpha-Beta Industries, Inc. who became an Employee as of April 30, 1998, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Alpha-Beta Industries.

3.	Enertech

(a)

As of January 1, 2000, any Employee hired on July 31, 1998 whose immediate prior service was with Enertech shall be eligible to participate in the Plan as of the Enrollment Date coinciding with or next following the date he completes his Year of Eligibility Service, which Year of Eligibility Service shall include all service at Enertech and shall remain eligible so long as he continues to satisfy the eligibility requirements.

(b)

Any Employee hired on July 31, 1998 whose immediate prior service was with Enertech shall continue to vest in matching contributions allocated to his account under Enertech’s prior plan, which contributions, including earnings thereon, were transferred to the Plan in accordance with a transaction undertaken in compliance with Section 414(l) of the Code, in accordance with the following schedule:

Years of Service for Vesting	Vested Percentage
0	0%
2	20%
3	40%
4	60%
5	80%
6	100%

4.	Metallurgical Processing, Inc.

Each former employee of Metallurgical Processing, Inc. who became an Employee as of June 30, 1999 shall be eligible to become a Member on any Enrollment Date on or after he completes one year of service, including service with Metallurgical Processing, Inc. and shall remain eligible so long as he continues to satisfy the eligibility requirements.

5.	Teledyne Fluid Systems

Each former employee of Teledyne Fluid Systems who became an Employee as of August 28, 1999, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Allegheny Teledyne and shall remain eligible so long as he continues to satisfy the eligibility requirements.

6.	Electric Furnace Company

Each former employee of Electric Furnace Company who became an Employee as of December 15, 2000, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Electric Furnace Company, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

7.	Lau Defense Systems and Vista Controls

Each former employee of Lau Defense Systems and Vista Controls who became an Employee as of November 1, 2001, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Lau Defense Systems and Vista Controls, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

8.	Ironbound Heat Treating Company

Each former employee of Ironbound Heat Treating Company who became an Employee as of November 5, 2001, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Ironbound Heat Treating Company, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

9.	Peerless Instrument Company

Each former employee of Peerless Instrument Company who became an Employee as of November 8, 2001, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Peerless Instrument Company, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

10.	Deltavalve USA, L.L.C

Each former employee of Deltavalve USA, L.L.C. who became an Employee as of December 12, 2001 shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Deltavalve USA, L.L.C., and shall remain eligible so long as he continues to satisfy the eligibility requirements.

11.	Bodycote Thermal Processing

Each former employee of Bodycote Thermal Processing who became an Employee as of December 19, 2001, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Bodycote Thermal Processing, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

12.	Penny & Giles Controls, Inc.

Each former employee of Penny & Giles Controls, Inc. who became an Employee as of April 1, 2002, shall be eligible to become a Member on any Enrollment date on or after he completes one year of service, including service with Penny & Giles Controls, Inc., and shall remain eligible so long as he continues to satisfy the eligibility requirements.

13.	Autronics Corp.

Each former employee of Autronics Corp. who became an Employee as of April 1, 2002, shall be eligible to become a Member on any Enrollment Date on or after he completes one year of service, including service with Autronics Corp., and shall remain eligible so long as he continues to satisfy the eligibility requirements.

14.	Curtiss-Wright Electro-Mechanical Corp.

Notwithstanding any provision hereof to the contrary, no Employee who is employed by Curtiss-Wright Electro-Mechanical Corp., or any subsidiary or division thereof shall be eligible to become a Member of this Plan.

15.	TAPCO

Each former employee of TAPCO International, Inc. who became an Employee as of December 1, 2002, and each Employee who is thereafter employed at the operations acquired by the Employer in connection with its acquisition of the assets of TAPCO International, Inc. shall not be eligible to become a Member prior to October 1, 2004, but shall be eligible to become a Member on any Enrollment Date on or after October 1, 2004.

16.	Novatronics, Inc.

Notwithstanding any provision hereof to the contrary, no Employee who is employed at any operations or facilities acquired by the Employer in its acquisition of Novatronics, Inc. shall be eligible to become a Member in this Plan.

17.	Nova Machine Products Corp.

(a)

Each Employee who is employed at any operations or facilities acquired by the Employer in its acquisition of Nova Machine Products Corp. shall not be eligible to become a Member prior to July 1, 2005 but shall be eligible to become a Member on any Enrollment Date on or after July 1, 2005 (such employees hereinafter referred to as “Nova Machine Employees”).

(b)

The Employer may make special contributions to the Plan on account of any Plan Year, in an amount to be determined by the Employer, on behalf of each Member who is a Nova Machine Employee on the last day of that Plan Year and who has made either Deferred Cash Contributions or After-Tax Contributions during that Plan Year. The special contributions shall be paid to the Trustee no later than the time (including extensions) prescribed by law for the filing of the Employer’s federal income tax return for the year for which the contributions are made.

(c)

The special contributions, if any, for a particular Plan Year shall be a specified percentage (as determined by the Employer) of the Deferred Cash Contributions and/or After-Tax Contributions made by or on behalf of each eligible Nova Machine Employee pursuant to Sections 3.01 and/or 3.05 during that Plan Year. Notwithstanding the foregoing, any special contributions made for the period July 1, 2005 through December 31, 2005 shall be based solely on the Member’s contributions made during that period.

(d)	The Administrative Committee shall establish such separate accounts within the Employer Account as may be necessary to properly account for the special contributions.

(e)

A Nova Machine Employee shall vest in his special contribution subaccount within his Employer Account upon the earliest to occur of: (A) his completion of three Years of Vesting Service, (B) his attainment of age 65 while employed by the Employer or an Affiliated Employer, or (C) his death while employed by the Employer or an Affiliated Employer. For purposes of this Item 17, an Employee shall be credited with a Year of Vesting Service for each Plan Year commencing on and after January 1, 2005 in which the Employee completes at least 1,000 Hours of Service. The Employee shall also be credited with the number of Years of Vesting Service the Employee had accrued under the terms of the Nova Division 401(k) Plan as of December 31, 2004.

(f)	The special contribution shall be included in performing the contribution percentage test under Section 3.12 in accordance with applicable law.

(g)

The one per calendar year restriction on in-service withdrawals under Section 7.03 shall not apply to any employee who had an account balance transferred to this Plan from the Nova Division 401 (k) Plan as of July 1, 2005.

(h)

The Administrative Committee shall adopt such rules of administration uniformly applicable to all employees similarly situated as it deems necessary to administer the provisions of this Item 17 in accordance with applicable law.

(i)

Effective for plan years after December 31, 2007, the special contributions provided for in sub-paragraph (b) and described in sub-paragraph (c) of this paragraph 17 will no longer be provided. Sub-paragraphs (d) through (h) will remain in effect.

18.	IMC Magnetics Corporation

Each former employee of IMC Magnetics Corporation who became an Employee as of August 31, 2007, shall be eligible to become a Member as of January 1, 2008, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

19.	V-METRO

Each former employee of V-METRO (which includes former employees of Micro Memory LLC) who became an Employee as of October 15, 2008, shall be eligible to become a Member on January 1, 2009, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

20.	EST Group, Inc.

Each former employee of EST Group, Inc. who became an Employee as of March 6, 2009, shall be eligible to become a Member on July 1, 2009, and shall remain eligible so long as he continues to satisfy the eligibility requirements.

21.	Hybricon Corporation

Each former employee of Hybricon Corporation who became an Employee as of June 1, 2010, shall be eligible to become a Member on October 1, 2010, and shall remain eligible so long as he continues to satisfy the eligibility requirements.